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                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Adaptec, Inc., which is incorporated by reference in Adaptec Inc.'s Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the incorporation by reference of our report dated April 26, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 21, 2000


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